                                  INDENTURE


                         Dated as of March 23, 1998

                                   Between


                            HARD ROCK HOTEL, INC.
                                 as Company,

                                    and

                 FIRST TRUST NATIONAL ASSOCIATION, as Trustee

                              ---------------

                            up to $120,000,000
                 9 1/4% Senior Subordinated Notes due 2005

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . .     1
                 SECTION 1.1   Definitions . . . . . . . . . . . . . . . . .     1
                 SECTION 1.2   Other Definitions . . . . . . . . . . . . . .    26
                 SECTION 1.3   Incorporation by Reference of Trust
                               Indenture Act . . . . . . . . . . . . . . . .    27
                 SECTION 1.4   Rules of Construction . . . . . . . . . . . .    27

THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
                 SECTION 2.1   Form and Dating . . . . . . . . . . . . . . .    28
                 SECTION 2.2   Execution and Authentication. . . . . . . . .    30
                 SECTION 2.3   Registrar and Paying Agent. . . . . . . . . .    31
                 SECTION 2.4   Agent to Hold Money in Trust. . . . . . . . .    31
                 SECTION 2.5   Holder Lists. . . . . . . . . . . . . . . . .    32
                 SECTION 2.6   Transfer and Exchange . . . . . . . . . . . .    32
                 SECTION 2.7   Replacement Securities. . . . . . . . . . . .    50
                 SECTION 2.8   Outstanding Securities. . . . . . . . . . . .    51
                 SECTION 2.9   Treasury Securities . . . . . . . . . . . . .    51
                 SECTION 2.10  Temporary Securities. . . . . . . . . . . . .    52
                 SECTION 2.11  Cancellation. . . . . . . . . . . . . . . . .    52
                 SECTION 2.12  Defaulted Interest. . . . . . . . . . . . . .    52
                 SECTION 2.13  CUSIP Numbers . . . . . . . . . . . . . . . .    53
                 SECTION 2.14  Record Date . . . . . . . . . . . . . . . . .    53

REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
                 SECTION 3.1   Notices to Trustee. . . . . . . . . . . . . .    54
                 SECTION 3.2   Selection of Securities To Be Redeemed or
                               Repurchased . . . . . . . . . . . . . . . . .    54
                 SECTION 3.3   Notice of Redemption or Repurchase. . . . . .    54
                 SECTION 3.4   Effect of Notice of Redemption. . . . . . . .    55
                 SECTION 3.5   Deposit of Redemption Price . . . . . . . . .    56
                 SECTION 3.6   Securities Redeemed in Part . . . . . . . . .    56
                 SECTION 3.7   Optional and Regulatory Redemption. . . . . .    56

COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
                 SECTION 4.1   Payment of Securities . . . . . . . . . . . .    57
                 SECTION 4.2   Maintenance of Office or Agency; Exchange
                               Listing . . . . . . . . . . . . . . . . . . .    57
                 SECTION 4.3   Limitation on Transactions with Affiliates. .    58
                 SECTION 4.4   Limitation on Incurrence of Additional
                               Indebtedness and Issuance of Disqualified
                               Stock . . . . . . . . . . . . . . . . . . . .    60
                 SECTION 4.5   Limitation on Asset Sales . . . . . . . . . .    63
                 SECTION 4.6   Limitation on Restricted Payments . . . . . .    66


                                      i


                                                                               Page
                                                                               ----
                 SECTION 4.7   Corporate Existence . . . . . . . . . . . . .    70
                 SECTION 4.8   Payment of Taxes and Other Claims . . . . . .    70
                 SECTION 4.9   Notice of Defaults. . . . . . . . . . . . . .    71
                 SECTION 4.10  Maintenance of Properties . . . . . . . . . .    71
                 SECTION 4.11  Compliance Certificate. . . . . . . . . . . .    71
                 SECTION 4.12  Provision of Financial Information. . . . . .    72
                 SECTION 4.13  Waiver of Stay, Extension or Usury Laws . . .    72
                 SECTION 4.14  Change of Control . . . . . . . . . . . . . .    73
                 SECTION 4.15  Limitation on other Senior Subordinated
                               Indebtedness. . . . . . . . . . . . . . . . .    74
                 SECTION 4.16  Limitation on Dividend and Other Payment
                               Restrictions Affecting Subsidiaries . . . . .    75
                 SECTION 4.17  Limitation on Liens . . . . . . . . . . . . .    76
                 SECTION 4.18  Limitation on Business Activities . . . . . .    77
                 SECTION 4.19  Payments for Consent. . . . . . . . . . . . .    77
                 SECTION 4.21  Subsidiary Guarantees . . . . . . . . . . . .    77
                 SECTION 4.22  Completion Guaranty . . . . . . . . . . . . .    78
                 SECTION 4.23  Material Changes to the Expansion . . . . . .    78

MERGERS; SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . .    78
                 SECTION 5.1   Restriction on Mergers, Consolidations and
                               Certain Sales of Assets . . . . . . . . . . .    79
                 SECTION 5.2   Successor Corporation Substituted . . . . . .    80

DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
                 SECTION 6.1   Events of Default . . . . . . . . . . . . . .    81
                 SECTION 6.2   Acceleration. . . . . . . . . . . . . . . . .    83
                 SECTION 6.3   Other Remedies. . . . . . . . . . . . . . . .    84
                 SECTION 6.4   Waiver of Past Default. . . . . . . . . . . .    84
                 SECTION 6.5   Control by Majority . . . . . . . . . . . . .    85
                 SECTION 6.6   Limitation on Suits . . . . . . . . . . . . .    85
                 SECTION 6.7   Rights of Holders To Receive Payment. . . . .    86
                 SECTION 6.8   Collection Suit by Trustee. . . . . . . . . .    86
                 SECTION 6.9   Trustee May File Proofs of Claim. . . . . . .    86
                 SECTION 6.10  Priorities. . . . . . . . . . . . . . . . . .    87
                 SECTION 6.11  Undertaking for Costs . . . . . . . . . . . .    87

TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
                 SECTION 7.1   Duties of Trustee . . . . . . . . . . . . . .    88
                 SECTION 7.2   Rights of Trustee . . . . . . . . . . . . . .    89
                 SECTION 7.3   Individual Rights of Trustee. . . . . . . . .    91
                 SECTION 7.4   Trustee's Disclaimer. . . . . . . . . . . . .    91
                 SECTION 7.5   Notice of Defaults. . . . . . . . . . . . . .    91


                                      ii


                                                                               Page
                                                                               ----
                 SECTION 7.6   Reports by Trustee to Holders . . . . . . . .    91
                 SECTION 7.7   Compensation and Indemnity. . . . . . . . . .    92
                 SECTION 7.8   Replacement of Trustee. . . . . . . . . . . .    93
                 SECTION 7.9   Successor Trustee by Merger, etc. . . . . . .    94
                 SECTION 7.10  Eligibility; Disqualification . . . . . . . .    95
                 SECTION 7.11  Preferential Collection of Claims Against the
                               Company . . . . . . . . . . . . . . . . . . .    95
                 SECTION 7.12  Money Held In Trust . . . . . . . . . . . . .    95
                 SECTION 7.13  Completion Guaranty . . . . . . . . . . . . .    95

SUBORDINATION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .    96
                 SECTION 8.1   Agreement to Subordinate. . . . . . . . . . .    96
                 SECTION 8.2   Liquidation, Dissolution, Bankruptcy. . . . .    96
                 SECTION 8.3   Default on Designated Senior Indebtedness . .    97
                 SECTION 8.4   Acceleration of Securities. . . . . . . . . .    99
                 SECTION 8.5   When Distribution Must Be Paid Over . . . . .    99
                 SECTION 8.6   Notice By The Company . . . . . . . . . . . .    99
                 SECTION 8.7   Subrogation . . . . . . . . . . . . . . . . .   100
                 SECTION 8.8   Relative Rights . . . . . . . . . . . . . . .   100
                 SECTION 8.9   Subordination May Not Be Impaired By the
                               Company . . . . . . . . . . . . . . . . . . .   100
                 SECTION 8.10  Distribution Or Notice To Representative. . .   101
                 SECTION 8.11  Rights Of Trustee And Paying Agent. . . . . .   101
                 SECTION 8.12  Authorization To Effect Subordination . . . .   102
                 SECTION 8.13  No Waiver . . . . . . . . . . . . . . . . . .   102

DISCHARGE OF INDENTURE; DEFEASANCE . . . . . . . . . . . . . . . . . . . . .   103
                 SECTION 9.1   Termination of Company's Obligations. . . . .   103
                 SECTION 9.2   Application of Trust Money. . . . . . . . . .   105
                 SECTION 9.3   Repayment to the Company. . . . . . . . . . .   106
                 SECTION 9.4   Reinstatement . . . . . . . . . . . . . . . .   106

AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . .   107
                 SECTION 10.1  Without Consent of Holders. . . . . . . . . .   107
                 SECTION 10.2  With Consent of Holders . . . . . . . . . . .   107
                 SECTION 10.3  Compliance with Trust Indenture Act . . . . .   109
                 SECTION 10.4  Revocation and Effect of Consents . . . . . .   109
                 SECTION 10.5  Notation on or Exchange of Securities . . . .   110
                 SECTION 10.6  Trustee To Sign Amendments, etc.  . . . . . .   110

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
                 SECTION 11.1  Trust Indenture Act Controls. . . . . . . . .   111
                 SECTION 11.2  Notices . . . . . . . . . . . . . . . . . . .   111
                 SECTION 11.3  Communications by Holders with Other Holders.   112
                 SECTION 11.4  Certificate and Opinion as to Conditions
                               Precedent . . . . . . . . . . . . . . . . . .   113


                                      iii


                                                                               Page
                                                                               ----
                 SECTION 11.5  Statements Required in Certificate or
                               Opinion . . . . . . . . . . . . . . . . . . .   113
                 SECTION 11.6  Rules by Trustee, Paying Agent, Registrar . .   114
                 SECTION 11.7  Governing Law . . . . . . . . . . . . . . . .   114
                 SECTION 11.8  No Recourse Against Others. . . . . . . . . .   114
                 SECTION 11.9  Successors. . . . . . . . . . . . . . . . . .   114
                 SECTION 11.10 Counterpart Originals . . . . . . . . . . . .   114
                 SECTION 11.11 Severability. . . . . . . . . . . . . . . . .   114
                 SECTION 11.12 No Adverse Interpretation of Other
                               Agreements. . . . . . . . . . . . . . . . . .   115
                 SECTION 11.13 Legal Holidays. . . . . . . . . . . . . . . .   115
                 SECTION 11.14 Submission to Jurisdiction. . . . . . . . . .   115

----------------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

                           CROSS-REFERENCE TABLE

                                                 Indenture
Trust Indenture Act Section                      Section
                                                 ---------
Section 310(a)(1). . . . . . . . . . . . . . .   7.10
   (a)(2). . . . . . . . . . . . . . . . . . .   7.10
   (a)(3). . . . . . . . . . . . . . . . . . .   N.A.
   (a)(4). . . . . . . . . . . . . . . . . . .   N.A.
   (a)(5). . . . . . . . . . . . . . . . . . .   7.10
   (b) . . . . . . . . . . . . . . . . . . . .   7.8; 7.10
   (c) . . . . . . . . . . . . . . . . . . . .   N.A.
Section 311(a) . . . . . . . . . . . . . . . .   7.11
   (b) . . . . . . . . . . . . . . . . . . . .   7.11
   (c) . . . . . . . . . . . . . . . . . . . .   N.A.
Section 312(a) . . . . . . . . . . . . . . . .   2.5
   (b) . . . . . . . . . . . . . . . . . . . .   11.3
   (c) . . . . . . . . . . . . . . . . . . . .   11.3
Section 313(a) . . . . . . . . . . . . . . . .   7.6
   (b)(1). . . . . . . . . . . . . . . . . . .   N.A.
   (b)(2). . . . . . . . . . . . . . . . . . .   7.6
   (c) . . . . . . . . . . . . . . . . . . . .   7.6; 11.2
   (d) . . . . . . . . . . . . . . . . . . . .   7.6
Section 314(a) . . . . . . . . . . . . . . . .   4.11; 4.12
   (b) . . . . . . . . . . . . . . . . . . . .   N.A.
   (c)(1). . . . . . . . . . . . . . . . . . .   11.4
   (c)(2). . . . . . . . . . . . . . . . . . .   11.4
   (c)(3). . . . . . . . . . . . . . . . . . .   N.A.
   (d) . . . . . . . . . . . . . . . . . . . .   N.A.
   (e) . . . . . . . . . . . . . . . . . . . .   11.5
   (f) . . . . . . . . . . . . . . . . . . . .   N.A.
Section 315(a) . . . . . . . . . . . . . . . .   7.1(b)
   (b) . . . . . . . . . . . . . . . . . . . .   7.5; 11.2
   (c) . . . . . . . . . . . . . . . . . . . .   7.1(a)
   (d) . . . . . . . . . . . . . . . . . . . .   7.3(c)
   (e) . . . . . . . . . . . . . . . . . . . .   6.11
Section 316(a)(last sentence). . . . . . . . .   2.9
   (a)(1)(A) . . . . . . . . . . . . . . . . .   6.5
   (a)(1)(B) . . . . . . . . . . . . . . . . .   6.4
   (a)(2). . . . . . . . . . . . . . . . . . .   N.A.
   (b) . . . . . . . . . . . . . . . . . . . .   6.7
   (c) . . . . . . . . . . . . . . . . . . . .   10.4
Section 317(a)(1). . . . . . . . . . . . . . .   6.8
   (a)(2). . . . . . . . . . . . . . . . . . .   6.9
   (b) . . . . . . . . . . . . . . . . . . . .   2.4
Section 318(a) . . . . . . . . . . . . . . . .   11.1
   (a) . . . . . . . . . . . . . . . . . . . .   11.1

----------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE dated as of March 23, 1998 between HARD ROCK HOTEL, INC. (the "COMPANY," as more specifically defined herein) and First Trust National Association, a national banking organization, as trustee (the "Trustee" as more specifically defined herein).

          The parties hereto hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's
9 1/4% Senior Subordinated Notes due 2005, Series A (the "INITIAL SECURITIES") and the Company's 9 1/4% Senior Subordinated Notes due 2005, Series B (the "EXCHANGE SECURITIES," as more specifically defined herein and, together with the Initial Securities, the "SECURITIES"):


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    DEFINITIONS.

          "144A GLOBAL SECURITY" means the Global Security in the form of EXHIBIT A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

          "ACQUIRED INDEBTEDNESS" means with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or Co-Registrar.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the DTC, Euroclear or Cedel that apply to such transfer or exchange.

          "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.14 and/or Article V and not by Section 4.5, and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.6, (iv) a disposition of cash or Cash Equivalents; (v) a disposition of either obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business; (vi) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (vii) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset; and (viii) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by this Indenture shall not be considered an Asset Sale.

          "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors or composition with creditors.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the secretary, an assistant secretary or director of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "CALCULATION DATE" has the meaning given to such term in the definition of "Fixed Charge Coverage Ratio" in this Indenture.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, (vi) investment funds investing substantially all of their assets in securities of the types described in clauses (i)-(v) above and (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

          "CASINO" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment.

          "CEDEL" means Cedel Bank, sociedad anonyme.

          "CHANGE OF CONTROL" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to the Permitted Holders,

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,

          (iii) prior to the first Equity Offering, the Permitted Holders cease to be the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of a majority of the Voting Stock of the Company (as measured by voting power rather than number of shares),

          (iv) after the first Equity Offering, (A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders, becomes the "beneficial owner" (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company (measured by voting power rather than number of shares) and (B) the Permitted Holders "beneficially own" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company (measured by voting power rather than number of shares) than such other person,

          (v) after the first Equity Offering, Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Company or

          (vi) the Company consolidates with, or merges with or into, any Person, other than the Permitted Holders, or any Person, other than the Permitted Holders, consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance).

          "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces such party pursuant to the applicable provisions of Article V, and thereafter, "Company" shall mean such successor.

          "COMPLETION GUARANTY" means the completion guaranty by Peter A. Morton, dated as of the date hereof, as such agreement may be amended, modified or supplemented in accordance with the terms thereof.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the sum of, without duplication, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus
(ii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, amortization of deferred financing fees, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, plus (iv) consolidated depreciation, amortization and other non-cash charges of the Person and its Subsidiaries required to be reflected as expenses on the books and records of the Person, minus (v) cash payments with respect to any non-cash charges previously added back pursuant to clause (iv), plus (vi) preopening costs incurred in connection with the Expansion that are required by GAAP to be charged as an expense prior to or upon opening, to the extent that such preopening costs were deducted in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) all other extraordinary gains and extraordinary losses shall be excluded.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Company.

          "DEFAULT" means an event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFINITIVE SECURITY" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of EXHIBIT A hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

          "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness outstanding under the New Credit Facility and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature, PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 4.5 or Section 4.14, as the case may be.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EQUITY OFFERING" means any bona fide underwritten public offering of common stock by the Company other than (i) issuances of Disqualified Stock, (ii) issuances in payment of or to finance the purchase price of an acquisition or
(iii) issuances of common stock pursuant to employee benefit plans of the Company or otherwise as compensation to employees of the Company.

          "EUROCLEAR" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear system.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE SECURITIES" means the Securities issued in the Exchange Offer pursuant to Section 2.6(f).

          "EXCLUDED CONTRIBUTIONS" means the net cash proceeds received by the Company from Permitted Holders after the Issue Date and until the completion of the Expansion from contributions to the equity capital of the Company and cash proceeds received as a result of payments under the Completion Guaranty.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date hereof, until such amounts are repaid.

          "EXPANSION" means the expansion of the Company's hotel casino in Las Vegas, Nevada, including (i) the construction of a new hotel tower, (ii) the addition of new slot machines and table games, (iii) the construction of a new swimming pool, (iv) the addition of new restaurant facilities, (v) an expansion of the size of the retail store located in such hotel casino, (vi) the construction of a new parking facility, (vii) the construction of a new health club and spa and (viii) the construction of a new nightclub and warehouse facility.

          "FAIR MARKET VALUE" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transactions. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period and in the case of revolving credit borrowings, the Fixed Charge Coverage Ratio shall be computed based upon the average daily balance of such Indebtedness during the applicable reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date, and (iv) in the case of Indebtedness bearing interest at a floating rate which is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period
(taking into account any Hedging Obligation applicable to such Indebtedness).

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than amortization of debt issuance costs related to the Securities and the New Credit Facility) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or banker's acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "GAMING AUTHORITY" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental

Authorities with the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

          "GAMING JURISDICTION" means any Federal, state or local jurisdiction in which any entity, in which the Company has a direct or indirect beneficial, legal or voting interest, conducts casino gaming, now or in the future.

          "GAMING LAW" means any law, rule, regulation or ordinance governing gaming activities (including, without limitation, The Riverboat Gambling Act of Illinois, The Louisiana Riverboat Economic Development and Gaming Control Act, the Missouri Riverboat Gaming Act (Mo. Rev. Stat. Section 313.800 et seq.) and the Nevada Gaming Control Act (Nev. Rev. Stat. Section 463.010 et. seq.), in each case including all amendments or modifications thereof), any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

          "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

          "GLOBAL SECURITIES" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of EXHIBIT A or EXHIBIT B hereto issued in accordance with Section 2.1, 2.6(b), 2.6(d) or 2.6(f) hereof.

          "GLOBAL SECURITY LEGEND" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

          "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, any province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "GUARANTOR" means each Restricted Subsidiary that has executed a Subsidiary Guarantee, and their respective successors and assigns, unless and until released therefrom, in each case in accordance with the applicable provisions of the Indenture.

          "HEDGING OBLIGATIONS" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of this Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

          "HOLDER" means a Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, or
(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances, or (iii) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, in each case if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Security through a Participant.

          "INITIAL PURCHASERS" means Bear, Stearns & Co. Inc., BancAmerica Robertson Stephens and Donaldson, Lufkin & Jenrette Securities Corporation.

          "INITIAL SECURITIES" has the meaning assigned to it in the preamble to this Indenture.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Securities.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or such other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.6(d).

          "ISSUE DATE" means the date on which the Initial Securities are originally issued.

          "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code
(or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" has the meaning given to such term in the Registration Rights Agreement.

          "MAKE-WELL AGREEMENT" means the make-well agreement by Peter A. Morton, dated as of the date hereof, as such agreement may be amended, modified or supplemented in accordance with the terms thereof.

          "MATURITY DATE" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET CASH PROCEEDS" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NEW CREDIT FACILITY" means that certain credit agreement, dated as of the date hereof, by and among the Company and Bank of America National Trust and Savings Association as administrative agent and Bear, Stearns & Co. Inc. as co-agent and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, extended, restated or refinanced from time to time, whether by the same or any other agent, lender or group of lenders; provided that the total amount of Indebtedness is not thereby increased beyond the amount that may then be incurred at such time pursuant to Section 4.4.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), as reflected in the express terms of the instrument governing such Indebtedness, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Securities being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "NON-U.S. PERSON" means a person who is not a U.S. Person.

          "OBLIGATIONS" means any principal, interest, penalties, fees indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means with respect to the Company, the Chairman, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any director or manager or similar position of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.4 and 11.5, to the extent applicable.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

          "PERMITTED BUSINESS" means the gaming business and other businesses necessary for, incident to, connected with or arising out of the gaming business (including developing and operating lodging, dining and nightclub facilities, sports or entertainment facilities, transportation services, retail operations and other related activities or enterprises and any additions or improvements thereto) or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

          "PERMITTED DEBT" has the meaning assigned to it in Section 4.4.

          "PERMITTED HOLDERS" means Peter A. Morton and Lily Pond Investments, Inc. and any of their respective Related Parties.

          "PERMITTED INVESTMENTS" means
               (a)  any Investment in the Company or in a Restricted Subsidiary;

               (b)  any Investment in Cash Equivalents;

               (c) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

               (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.5;

               (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

               (f)  any Investment existing on the Issue Date;

               (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment;

               (h)  Hedging Obligations permitted under Section 4.4;

               (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business;

               (j) other loans and advances to officers, directors and employees in an aggregate amount not to exceed $250,000 outstanding at any time;


               (k)  any guarantees permitted to be made pursuant to Section 4.4;


               (l) credit extensions to gaming customers in connection with their gambling activities at facilities of the Company or its Subsidiaries; and

               (m) other Investments in any Person primarily engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding, not to exceed $2.0 million.

          "PERMITTED LIENS" means

          (i) Liens on assets of the Company or any of its Subsidiaries securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred (including pursuant to the New Credit Facility);

          (ii)   Liens in favor of the Company;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

          (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.4(d) covering only the assets acquired with such Indebtedness;

          (vii)  Liens existing on the date hereof;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

          (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (xi) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen and for crew wages or salvage or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings by the Company or its Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (xii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and

          (xiii) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted
Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.6(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REDEMPTION DATE" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "REDEMPTION PRICE" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A or B.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated the date hereof among the Company and the Initial Purchasers.

          "REGULATION S" means Regulation S promulgated under the Securities Act (including any successor regulation thereto) as in effect on the date hereof.

          "REGULATION S GLOBAL SECURITY" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

          "REGULATION S PERMANENT GLOBAL SECURITY" means a permanent global Security in the form of EXHIBIT A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

          "REGULATION S TEMPORARY GLOBAL SECURITY" means a temporary global Security in the form of EXHIBIT B hereto bearing the Global Security Legend, the Private Placement Legend and the legend set forth in Section 2.6(g)(iii) hereto, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

          "RELATED PARTY" with respect to any Person, means (i) any Affiliate, or spouse or immediate family member (in the case of an individual) of such Person, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Person and/or such other Person referred to in the immediately preceding clause (i), or (iii) any trustee, executor or receiver appointed to manage or administer the assets of a Person who is an individual following the death of such individual.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "RESPONSIBLE OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, senior trust officer, trust officer, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

          "RESTRICTED DEFINITIVE SECURITY" means a Definitive Security bearing the Private Placement Legend.

          "RESTRICTED GLOBAL SECURITY" means a Global Security bearing the Private Placement Legend.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SEC" or "COMMISSION" means the Securities and Exchange Commission.

          "SECURITIES" has the meaning assigned to it in the preamble to this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "SECURITY CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "SENIOR INDEBTEDNESS" means (i) the Indebtedness of the Company under the New Credit Facility and (ii) any other Indebtedness of the Company permitted to be incurred by it under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, including, with respect to (i) and (ii), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any obligation of the Company to any of its Subsidiaries, (3) any accounts payable or trade liabilities of the Company arising in the ordinary course of business (including instruments evidencing such liabilities) other than obligations in respect of bankers' acceptances and letters of credit under the New Credit Facility, (4) any Indebtedness that is incurred in violation of this Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111 (b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, guarantee or obligation of the Company, (7) Indebtedness evidenced by the Securities and (8) Capital Stock of the Company.

          "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBORDINATED INDEBTEDNESS" means all Indebtedness of the Company that is subordinated in right of payment to the Securities.

          "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of the date hereof between the Company and Peter A. Morton, subordinating payments from the Company to Peter A. Morton due pursuant to the Supervisory Agreement.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "SUPERVISORY AGREEMENT" means the Amended and Restated Supervisory Agreement dated as of October 21, 1997 between the Company and Peter A. Morton providing for the payment by the Company of a management fee to Peter
A. Morton in connection with the rendering of management services to or on behalf of the Company, which obligation of the Company to pay such management fee will be subordinated to the prior payment in full of all obligations with respect to the Securities pursuant to the Subordination Agreement, and which obligation is otherwise in lieu of the payment of any other compensation to Peter A. Morton in respect of services rendered to the Company.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.3.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED DEFINITIVE SECURITY" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL SECURITY" means a permanent Global Security in the form of EXHIBIT A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, but does not bear the Private Placement Legend.

          "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the

Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.6. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing conditions as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.4, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if
(i) such Indebtedness is permitted under Section 4.4 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. PERSON" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); PROVIDED, HOWEVER, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2    OTHER DEFINITIONS.


          Term                                   Defined in Section
          ----                                   ------------------
     "Affiliate Transaction"                           4.3(a)
     "Asset Sale Offer"                                4.5
     "Change of Control Offer"                         4.14(a)
     "Change of Control Payment"                       4.14(a)
     "Change of Control Payment Date"                  4.14(a)
     "Covenant Defeasance"                             9.1
     "Custodian"                                       6.1
     "DTC"                                             2.3
     "Event of Default"                                6.1
     "Excess Proceeds"                                 4.5
     "incur"                                           4.4
     "Judgment Currency"                              11.15
     "Legal Defeasance"                                9.1
     "non-payment default"                             8.3
     "Offer Amount"                                    4.5
     "Offer Period"                                    4.5
     "Paying Agent"                                    2.3
     "Payment Blockage Notice"                         8.3
     "Payment Default"                                 6.1
     "Process Agent"                                  11.14
     "Purchase Date"                                   4.5
     "Registrar"                                       2.3
     "Restricted Payments"                             4.6


SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITY HOLDER" means a Holder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4    RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in effect on the date hereof;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and words in the plural include the singular;

                    (5) provisions apply to successive events and transactions; and

                    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.







                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1    FORM AND DATING.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A or EXHIBIT B hereto. The Securities may have notations, legends or endorsements required by law (including, without limitation, Gaming Law), stock exchange rules, agreements to which the Company is subject, or usage, as designated by the Company. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          Securities issued in global form shall be substantially in the form set forth in EXHIBITS A or B attached hereto (including the Global Security Legend and the "Schedule of Exchanges in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Security Legend and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. Securities offered and sold to QIBs shall be issued initially in the form of one or more Global Securities, which shall be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's participants.

          Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Within a reasonable time after expiration of the Restricted Period the Regulation S Temporary Global Securities will be exchanged for the Regulation S Permanent Global Securities upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or a Restricted Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following such period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by the agent members through Euroclear or Cedel.

SECTION 1.6  EXECUTION AND AUTHENTICATION.

          One Officer of the Company shall sign the Securities for the Company by manual or facsimile signature, which signature shall be attested to by any other person. Such signatures and attestation may be in counterparts, all of which taken together shall constitute one and the same instrument.

          If an Officer whose signature is on a Security no longer holds that office at the time such Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate the Initial Securities for original issue up to $120,000,000 in aggregate principal amount and shall authenticate the Exchange Securities for original issue up to $120,000,000; PROVIDED that the Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount. The aggregate principal amount of Securities outstanding at any time may not exceed $120,000,000 except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

          Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 1.7    REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Securities are to be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Security Custodian with respect to the Global Securities, and by its signature hereto, the Trustee agrees to so act.

          The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

SECTION 1.8   AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 1.9    HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA Section 312(a).

SECTION 1.10   TRANSFER AND EXCHANGE.

               (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities and the Trustee has received a request from the Depository to issue Definitive Securities; PROVIDED that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, the Company will notify the Trustee in writing that Definitive Securi-ties shall be issued in such names as the Depositary and the participants shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.7 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferre d and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

               (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL SECURITIES. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as subparagraph (iii) or (iv), as applicable:

          (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL SECURITY. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.6(b)(i).

          (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Security to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Registrar either (1)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a benefi cial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted
Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act; PROVIDED, FURTHER, that in no event shall an Indirect Participant who holds a beneficial interest in the Regulation S Temporary Global Security transfer or exchange such interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Securities prior to the satisfaction of clauses (x) and (y) in the immediately preceding proviso. Upon an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this
Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities pursuant to Section 2.6(h) hereof.

          (iii)  TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED
     GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of EXHIBIT C hereto, including the certifications in item 1 thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Global Security, then the transferor must deliver a certificate in the form of EXHIBIT C hereto, including the certifications in item 2 thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Security, then the transferor must deliver (x) a certificate in the form of EXHIBIT C hereto, including the certifications required by item 3 thereof, if applicable.

          (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of clause (ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)  any such transfer is effected by a Restricted
     Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item 1(a) thereof;

                    (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item 4 thereof; and

                    (3)  in each such case set forth in this
     subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act or any Gaming Law.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

          Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

               (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE SECURITIES.

          (i) If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item 2(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 1 thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 2 thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 3(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 3(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities

     Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 3(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be (A) exchanged for a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the

     Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)  any such transfer is effected by a Restricted
     Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item 1(b) thereof;

                    (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item 4 thereof; and

                    (3)  in each such case set forth in this
     subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act or any Gaming

          (iv) If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Security cannot be exchanged for a Definitive Security bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Security bearing the Private Placement Legend.

               (d) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR BENEFICIAL INTERESTS.

          (i) if any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item 2(b) thereof;

               (B) if such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 1 thereof;

               (C) if such Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with

     Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 2 thereof;

               (D) if such Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 3(a) thereof;

               (E) if such Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 3(b) thereof; or

               (F) if such Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item 3(c) thereof, the Trustee shall cancel the Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the Restricted Global Security.

          (ii) A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)  any such transfer is effected by a Restricted
     Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in Item 1(c) thereof;

                    (2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item 4 thereof, and

                    (3)  in each such case set forth in this subparagraph
     (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States or any Gaming Law.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

          (iii) A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

          If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

               (e) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR DEFINITIVE SECURITIES. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present on surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

          (i) Restricted Definitive Securities may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT C hereto, including the certifications in item 1 thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT C hereto, including the certifications in item 2 thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT C hereto, including the certifications, required by item 3 thereof.

          (ii) Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C)  any such transfer is effected by a Restricted
     Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item 1 (a) thereof,

                    (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item 4 thereof, and

                    (3)  in each such case set forth in this subparagraph
     (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States or any Gaming Law.

          (iii) A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof. Unrestricted Definitive Securities cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Security.

               (f)  EXCHANGE OFFER.  Upon the occurrence of the Exchange
Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section
2.2 and an Officers' Certificate, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by persons that are not (x) broker-dealers,
(y) Persons participating in the distribution of the Exchange Securities or
(z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities tendered for acceptance by persons that are not
(x) broker-dealers, (y) persons participating in the distribution of the Exchange Securities or (z) Persons who are affiliates (as defined in Rule
144) of the Company and accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

      Concurrent with the issuance of the Exchange Securities in the Exchange Offer, the Company shall deliver an Opinion of Counsel to the Trustee to the effect that the Exchange Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Initial Securities in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (g) LEGENDS. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  PRIVATE PLACEMENT LEGEND.

               (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY
                            ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES
                            ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                            AND THE SECURITY EVIDENCED HEREBY MAY NOT BE
                            OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED

                            HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
                            SECTION 5 OF THE SECURITIES ACT PROVIDED BY
                            RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN
                            RULE 501(a)(1), (2), (3) OR (7) UNDER THE
                            SECURITIES ACT). THE HOLDER OF THE SECURITY
                            EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO
                            A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN
                            RULE 144A UNDER THE SECURITIES ACT) IN A
                            TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                            (b) IN A

                            TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
                            THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(iv),
     (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
     Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) GLOBAL SECURITY LEGEND. Each Global Security shall bear a legend in substantially the following form:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (iii) REGULATION S TEMPORARY GLOBAL SECURITY LEGEND. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

               (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITIES. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

               (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.5, 4.14 and 10.5 hereof).

          (iii) The Registrar shall not be required (A) to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing,
     (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

          (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (1) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (2) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, Liquidated Damages, if any, and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a transfer or exchange may be submitted by facsimile, PROVIDED original copies are promptly sent to the Registrar.

          (ix) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7    REPLACEMENT SECURITIES.

          If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.8    OUTSTANDING SECURITIES.

          The Securities outstanding at any time are all the Securities authenti cated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds such Security.

          If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate, of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all of the principal, Liquidated Damages, if any, and interest and premium, if any, due on the Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9    TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.



SECTION 2.10   TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.11   CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all Securities shall be delivered to the Company. Subject to Section 2.7 hereof, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12   DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful under applicable law, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.1 hereof. Such defaulted interest, and the interest thereon, may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

          (i) The Company shall notify the Trustee in writing of the amount of defaulted interest, plus interest payable thereon, proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid, and, at the same time, the Company shall deposit with the Trustee an amount of U.S. Legal Tender equal to the aggregate amount proposed to be paid in respect of such defaulted interest and shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such U.S. Legal

     Tender shall be held in trust for the benefit of the Persons entitled to such defaulted interest; or

          (ii) The Company may make payment on any defaulted interest and on the interest thereon in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

SECTION 2.13   CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14   RECORD DATE.

          The record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).



                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1    NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth therein, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give the notice provided for in this Section 3.1 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.2    SELECTION OF SECURITIES TO BE REDEEMED OR REPURCHASED.

          If less than all of the Securities are to be redeemed or repurchased in an offer to purchase at any time, selection of Securities for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, that no Securities of a principal amount of $1,000 or less shall be redeemed or repurchased in part.

SECTION 3.3    NOTICE OF REDEMPTION OR REPURCHASE.

          Subject to Section 11.2 hereof, at least 30 days but not more than 60 days before a redemption date or repurchase date, the Company shall mail or cause to be mailed, by first-class mail a notice of redemption or repurchase to each Holder whose Securities are to be redeemed or repurchased at its registered address.

          The notice shall identify the Securities to be redeemed or repurchased and shall state:

                    (1) the redemption date or repurchase date, as the case may be;

                    (2) the redemption price or repurchase price, as the case may be;

                    (3)  the CUSIP or CINS number, if any;

                    (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption or repurchase;

                    (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price or repurchase price, as the case may be, and accrued interest, if any;

                    (6) that, unless the Company defaults in making the redemption or repurchase payment, interest on Securities called for redemption or repurchase ceases to accrue on and after the redemption date or repurchase date, as the case may be, and the only remaining right of the Holders is to receive payment of the redemption price or repurchase price, as the case may be, upon surrender to the Paying Agent;

                    (7) if any Security is being redeemed or repurchased in part, the portion of the principal amount of such Security to be redeemed or repurchased and that, after the redemption date or repurchase date, as the case may be, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed or unrepurchased portion thereof will be issued.

          On receipt of a request signed by an Officer of the Company, the Trustee shall give the notice of redemption or repurchase on behalf of the Company, in the name of the Company and at the Company's expense.

SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION.

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

SECTION 3.5    DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If the Company complies with the provisions of the preceding paragraph and payment of the Securities called for redemption is not otherwise prohibited or prevented, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest or Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Securities and in
Section 4.1 hereof.

SECTION 3.6    SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed or repurchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed or unrepurchased portion of the Security surrendered.

SECTION 3.7    OPTIONAL AND REGULATORY REDEMPTION.

          The Securities shall not be redeemable at the Company's option except as set forth in the optional and regulatory redemption provisions set forth in paragraphs 5 and 6 of Exhibits A and B attached hereto.


                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1    PAYMENT OF SECURITIES.

           The Company shall pay the principal of, premium, if any, Liquidated Damages, if any, and interest on the Securities in the manner provided in the Securities. An installment of principal or interest or other amount shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest on overdue principal at the same rate PER ANNUM borne by the Securities. The Company shall pay interest on overdue installments of interest and Liquidated Damages, if any, at the same rate PER ANNUM borne by the Securities, to the extent lawful.

SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY; EXCHANGE LISTING.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Trustee as one such office or agency of the Company.

SECTION 4.3    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION") unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing in the United States, or in the event such transaction is a type that investment bankers do not generally render fairness opinions, a valuation or appraisal firm of national standing.

               (b)  The restrictions set forth in clause (a) shall not apply to:

          (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

          (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

          (iii)     Restricted Payments that are permitted by Section 4.6;

          (iv) (A) if no Default or Event of Default shall have occurred and be continuing, the payment of a fee to Peter A. Morton in connection with the rendering of services to or on behalf of the Company pursuant to the Supervisory Agreement and (B) the reimbursement of expenses (including, without limitation, allocated salaries and overhead) incurred by entities controlled by Peter A. Morton in providing support and travel services to the Company and its Restricted Subsidiaries in the ordinary course of business consistent with past practices;

          (v) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary;

          (vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an investment banking firm or valuation or appraisal firm, as the case may be, stating that such transaction meets the requirements of clause (i) of subparagraph (a) of this Section;

          (vii) loans to employees in the ordinary course of business of the Company; PROVIDED that any such loan in excess of $200,000 must be approved by a majority of the disinterested members of the Board of Directors of the Company;

          (viii) transactions contemplated by the Completion Guaranty and the New Credit Facility; and

          (ix) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is no less favorable to the holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby.



SECTION 4.4 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company shall not, and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue preferred stock; PROVIDED, HOWEVER, that the Company and any Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Acquired Indebtedness if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (a) Indebtedness of the Company under the New Credit Facility with respect thereto in an aggregate principal amount outstanding at any time not to exceed $77.0 million, less the aggregate amount of all proceeds from all Asset Sales that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to Section 4.5;

               (b)  the incurrence by the Company of Existing Indebtedness;

               (c) the incurrence by the Company of Indebtedness represented by the Securities;

               (d) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness (including, without limitation, Indebtedness under the New Credit Facility) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment (including without limitation, slot machines and other gaming equipment) used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

               (e) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

               (f) the incurrence by the Company or its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries, PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities and (ii) (1) any subse quent issuance or transfer of Equity Interests that results in any such Indebtedne ss being held by a Person other than the Company or its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedne ss to a Person that is not the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedne ss by the Company or such Restricted Subsidiary;

               (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuation in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of this Indenture to be outstanding; PROVIDED, HOWEVER, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

               (i) Indebtedness arising in the ordinary course of business out of standby letters of credit covering workers compensation, performance or similar obligations;

               (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

               (k) the incurrence by the Company of Subordinated Indebtedness payable to Permitted Holders in respect of payments made under the Completion Guaranty or the Make-Well Agreement, which indebtedness shall have a stated maturity not less than 91 days following the earlier of the maturity or repayment of the Securities and accrue interest at a rate per annum not in excess of the rate of interest payable on the Securities. Such Subordinated Indebtedness may be incurred by the Company only if the Company is unable to obtain approval from the appropriate Gaming Authorities for the issuance of preferred stock to a Permitted Holder in respect of payments made under the Completion Guaranty, which preferred stock shall have a redemption date not less than 91 days following the earlier of the maturity or repayment of the Securities and accrue dividends at a rate not in excess of the rate of interest payable on the Securities; and

               (l) the incurrence by the Company of additional Indebtedness (including, without limitation, Indebtedness under the New Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $5.0 million.

          For purposes of determining compliance with this Section 4.4, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (l) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.4, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.4.

SECTION 4.5    LIMITATION ON ASSET SALES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Indebtedness (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), or (b) to the making of a capital expenditure in a Permitted Business or the acquisition of other assets to be used in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the New Credit Facility or invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Securities (an "ASSET SALE OFFER") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accor-dance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess
Proceeds for general corporate purposes. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess
Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.5, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.5.

          In the event that, pursuant to this Section 4.5, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to this Section 4.5 (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest payment record date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and such interest (or Liquidated Damages, if applicable) shall not be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this
Section 4.5 and the length of time the Asset Sale Offer shall remain open;

               (b)  the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Security not tendered or accepted for payment shall continue to accrue interest;

               (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on or after the Purchase Date;

               (e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

               (f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

               (h) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.5. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

SECTION 4.6    LIMITATION ON RESTRICTED PAYMENTS.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests including, without limitation, any dividend or distribution in connection with any merger or consolidation involving the Company (other than dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its PRO RATA share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities), or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified

Stock) of the Company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a scheduled repayment of principal or a payment of principal at Stated Maturity; (3) make any payment of interest on Subordinated Indebtedness issued pursuant to Section 4.4(k); or (5) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.4; and

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), and (vii) of Section 4.6(b)) is less than the sum (without duplication) of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified
     Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company), plus (3) 100% of the aggregate net cash proceeds received by the Company as an equity contribu-tion from a holder or holders of Equity Interests of the Company
     (other than Disqualified Stock) but excluding Excluded Contributions, plus (4) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (5) the amount resulting from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, such amount not to exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary since the date hereof that was treated as a Restricted Payment under this Indenture, plus (6) to the extent not otherwise included in Consolidated Net Income, the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from the payment of cash dividends received by the Company or any Restricted Subsidiary of the Company from such Unrestricted Subsidiaries, plus (7) $5.0 million.

               (b) The foregoing provisions of this Section 4.6 will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) or (C) of Section 4.6(a);

          (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness in exchange for or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests in the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase or other acquisition shall be excluded from clause (iii)(B) or (C) of Section 4.6(a);

          (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company held by any future, present or former employee or director of the Company or any of the Company's Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); PROVIDED, HOWEVER, that the aggregate Restricted Payments made under this clause (iv) does not exceed (A) in the aggregate, the sum of $1.5 million plus $250,000 for each twelve month period following the Issue Date and (B) $1.5 million in any calendar year;

          (v) the redemption or repurchase of any Capital Stock or Indebtedness of the Company or any of its Subsidiaries (other than any Capital Stock or Indebtedness that is held or beneficially owned by any Permitted Holder) required by the Regulatory Redemption provisions of this Indenture (or any substantially comparable provision governing other Indebtedness), or by any Governmental Authority or by the Board of Directors of the Company if, in any such case, the ownership of such Capital Stock or Indebtedness by the holder thereof will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition or burdensome terms or conditions on such license, permit or approval;

          (vi) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of any such class or series of Disqualified Stock of the Company issued in accordance with Section 4.4; and

          (vii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

               (c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is permitted by this covenant and otherwise would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.6(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made.
Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

               (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be based on the good faith determination of the Board of Directors.

SECTION 4.7    CORPORATE EXISTENCE.

          Except as provided in Article V, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Restricted Subsidiary and each of its respective Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.8    PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and
(ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.9    NOTICE OF DEFAULTS.

               (a) In the event that $5.0 million or more of Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default and what action the Company is taking or proposes to take with respect thereto.

               (b) Upon becoming aware of any Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Event of Default.

SECTION 4.10   MAINTENANCE OF PROPERTIES.

          The Company and each of its Restricted Subsidiaries shall cause all material properties owned by or leased to it and used or useful in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.10 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Restricted

Subsidiaries) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11   COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.12   PROVISION OF FINANCIAL INFORMATION.

          Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company will furnish to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such informa-tion and report with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, until the effectiveness of the registration statement relating to the Exchange Offer pursuant to the Registration Rights Agreement, the Company will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.13   WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants hereby (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, Liquidated Damages, if any, and interest on or with respect to the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14   CHANGE OF CONTROL.

               (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of each Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described under this Section 4.14 by virtue thereof.

               (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (A) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (B) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to the unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) If the payment date in connection with a Change of Control Offer hereunder is on or after an interest payment record date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Security is registered at the close of business on such record date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Securities pursuant to such Change of Control Offer.

               (d) Except as described in this Section 4.14, this Indenture does not contain provisions that permit the Holders of the Securities to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14.

SECTION 4.15   LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS.

          The Company shall not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company unless such Indebtedness is either (a) PARI PASSU in right of payment with the Securities or (b) subordinate in right of payment to the Securities.

SECTION 4.16 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (i) (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or of its Restricted Subsidiaries;

         (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

         (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

               (b) The provision of Section 4.16(a) will not apply to encumbrances or restrictions existing under or by reason of:

          (i)   Existing Indebtedness as in effect on the Issue Date;

          (ii) the New Credit Facility as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date hereof;

          (iii) this Indenture and the Securities;

          (iv) applicable law, rules or regulations, or any order or ruling by a Governmental Authority or a Gaming Authority;

          (v) any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (vi) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar agreements entered into or acquired in the ordinary course of business;

          (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) of Section 4.16(a) on the property so acquired;

          (viii) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; and


          (ix) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.17   LIMITATION ON LIENS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Securities are secured equally and ratably with (or prior to, in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien.

SECTION 4.18   LIMITATION ON BUSINESS ACTIVITIES.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole. The Company or its Restricted Subsidiaries may not enter into any Gaming Jurisdictions in which the Company or its Restricted Subsidiary is not presently licensed if all of the Holders of the Securities will be required to be licensed, PROVIDED that this sentence shall not prohibit the Company or its Restricted Subsidiary from entering any jurisdiction that does not require the licensing or qualification of all of the Holders of the Securities, but reserves the discretionary right to license or qualify any Holder of Securities.

SECTION 4.19   PAYMENTS FOR CONSENT.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the

Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20   DILIGENCE WITH RESPECT TO THE EXPANSION

          Except during the pendency of any force majeure event or any other event that makes completion of the Expansion physically impossible or unlawful, the Company will cause the Expansion to be prosecuted with reasonable diligence and continuity.

SECTION 4.21   SUBSIDIARY GUARANTEES

               (a) Prior to incurring any Indebtedness (other than Acquired Indebtedness), a Restricted Subsidiary shall execute a guarantee (a "Subsidiary Guarantee") in substantially the form of Exhibit E attached hereto and deliver an opinion of counsel relating to the enforceability and authorization of such Subsidiary Guarantee in accordance with the terms of this Indenture, pursuant to which such Subsidiary shall become a Guarantor, on a senior subordinated basis, of the Company's payment obligations under the Securities and this Indenture.

               (b) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.5 hereof. In addition, in the event the Board of Directors of the Company designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Guarantee; provided that such designation is conducted in accordance with the applicable provisions hereof.

SECTION 4.22   COMPLETION GUARANTY

          The Company shall not implement a discretionary change to the plans relating to the Expansion that would cause budgeted construction and development costs to exceed $87.0 million, unless Peter A. Morton increases the maximum amount available under the Completion Guaranty, in the amount of such budgeted excess.

SECTION 4.23   MATERIAL CHANGES TO THE EXPANSION

          Prior to making a discretionary change to the plans relating to the Expansion that is materially different from minimum requirements listed on Sched ule A hereto, the Company shall obtain the prior written consent of the Holders of a majority in principal amount of the Securities then outstanding.



                                    ARTICLE V

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.1    RESTRICTION ON MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF
               ASSETS.

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company,

                   (1) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.4 or

                   (2) after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person, as the case may be, shall be at least 1.75 to 1 and greater than the consolidated Fixed Charge Coverage Ratio of the Company prior to giving pro forma effect to such transaction;

          (v) such transactions would not require any Holder of Securities to obtain a Gaming License or be qualified under the laws of any applicable Gaming Jurisdiction, PROVIDED that such Holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable Gaming Jurisdiction in the absence of such transactions; and

          (vi) such transactions would not result in a loss of any qualification or any material license of the Company or its Restricted Subsidiaries neces sary for any Permitted Business then operated by the Company or its Restricted Subsidiaries.

          Notwithstanding the foregoing clause (iv), (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (B) the Company may merge with an Affiliate incorpo-rated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

SECTION 6.1    EVENTS OF DEFAULT.

          The following events are defined as "EVENTS OF DEFAULT":

          (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Securities;

          (ii) default in payment when due of the principal of or premium, if any, on the Securities;

          (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.4, 4.5, 4.6, 4.14 or Article V;

          (iv) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by the Holders of at least
     25% of Securities then outstanding to comply with any of its other agreements in this Indenture or the Securities;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of such Indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness, prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (vi) failure by the Company or any of its Subsidiaries to pay a final judgment or judgments aggregating in excess of $5.0 million, which final judgments are not paid, discharged or stayed for a period of 60 days (net of applicable insurance coverage which is acknowledged in writing by the insurer);

          (vii) Peter A. Morton purports to revoke or rescind the Completion Guaranty or denies in writing his obligations thereunder;

          (viii) the loss of the legal right to operate any Casino by the Company or any of its Restricted Subsidiaries resulting in a cessation of operations for a period of more than 90 days;

          (ix) a failure by Peter A. Morton to comply with any of his payment obligations in the Completion Guaranty;

          (x)     the Company or any of the Company's Significant
     Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a

     Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) ceases or suspends generally payment of its debts or announces an intention so to do or is (or is deemed for the purposes of any law applicable to it to be) unable to pay its debts as they fall due, commences negotiations with, or makes a proposal to, its creditors generally with a view to a readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors generally or a moratorium is declared in respect of any of its indebtedness; and

          (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case or proceeding;

               (B) appoints a Custodian of the Company or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of its property;

               (C) orders the liquidation of the Company or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; PROVIDED, HOWEVER, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

          The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.2    ACCELERATION.

          If an Event of Default (other than an Event of Default with respect to the Company or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, specified in clause (x) or (xi) of Section 6.1) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Upon any such declaration, the Securities shall become due and payable immediately. If an Event of Default specified in clause (x) or (xi) of Section 6.1 shall occur and be continuing with respect to the Company or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, then all outstanding Securities shall become due and payable immediately without further action or notice.

          At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Securities then outstanding may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, Liquidated Damages or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (v) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3    OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4    WAIVER OF PAST DEFAULT.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest, Liquidated Damages, if any, premium, if any, on, or principal of, the Securities (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5    CONTROL BY MAJORITY.

          Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Article VI and under the TIA. The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss, cost, expense or liability caused by taking such action or following such direction.

SECTION 6.6    LIMITATION ON SUITS.

          No Holder of any Securities may pursue any remedy with respect to this Indenture or the Securities unless:

                    (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                    (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                    (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer and, if requested, the provision of indemnity; and

                    (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding the Company or Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; PROVIDED, however, that the rights of any Holder shall be subject to the regulatory redemption provisions set forth in paragraph 6 of Exhibits A and B hereto.

SECTION 6.8    COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal of, premium, if any, Liquidated Damages, if any, and interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, in each case at the rate PER ANNUM borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to any of the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   PRIORITIES.

          If the Trustee collects any money or property pursuant to this
Article VI, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.7;

          Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Liquidated Damages, if any, and interest, respectively; and

          Third:  the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.


SECTION 6.11   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Securities on or after the respective due dates expressed or provided for in the Security.


                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1    DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b)  Except during the continuance of a Default:

          (i) The Trustee will perform such duties and only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1;

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

          (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.1 and to the provisions of the TIA.

               (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.


SECTION 7.2    RIGHTS OF TRUSTEE.

          Subject to Section 7.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers provided that the Trustee's conduct does not constitute bad faith, wilful misconduct or negligence.

               (e) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 11.2 hereof from the Company or any Holder.

               (f) The Trustee or Paying Agent shall not be liable for interest on any money received by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law and except for money held in trust under Article IX of this Indenture.

               (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except

                    (i) any Default or Event of Default occurring pursuant to Sections 4.1, 6.1(i) or 6.1(ii) or

                    (ii) any Default or Event of Default of which the Trustee shall have received written notifications or obtained actual knowledge.

               (h) Delivery of reports, information and documents to the Trustee under Section 4.12 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4    TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be responsible for filing any notice in any public office at any time or times.

SECTION 7.5    NOTICE OF DEFAULTS.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS.

          If required by TIA Section 313(a), within 60 days after each May 15 beginning with May 15, 1998, the Trustee shall mail to each Holder a report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.7    COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.1 hereof.

          The Company shall indemnify each of the Trustee, Paying Agent and Registrant for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence, wilful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; PROVIDED, HOWEVER, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee caused by the Trustee's negligence or wilful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, Liquidated Damages, if any, or interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinated to any of the liabilities or indebtedness of the Company (notwithstanding that the Securities may be subordinated).

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(x) or (xi) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and (without prejudice to any other rights available to the Trustee under applicable law) are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.7 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the termination of this Indenture, the discharge of the Company's obligations pursuant to
Article IX and any rejection or termination under any Bankruptcy Law.

SECTION 7.8    REPLACEMENT OF TRUSTEE.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                    (3) a custodian or other public officer takes charge of the Trustee or its property;

                    (4)  the Trustee becomes incapable of acting; or

                    (5) the Trustee is unable or unwilling to secure any approval required by a Gaming Authority.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable thereafter, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Once the resignation or removal of the retiring Trustee has become effective, the retiring Trustee shall have no further obligations under this Indenture and no liability in respect of acts or omissions of the successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

SECTION 7.10   ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000, or be part of a bank holding company with a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b) (subject to the penultimate paragraph thereof). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12   MONEY HELD IN TRUST.

          The Trustee or Paying Agent shall not be liable for interest on any money received by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law and except for money held in trust under Article IX of this Indenture.

SECTION 7.13   COMPLETION GUARANTY.

          By accepting a Security, the Holder thereof hereby authorizes and directs the Trustee to execute and deliver, on behalf of the Holder, the Completion

Guaranty. The Trustee shall, upon a breach by the Completion Guarantor of the Completion Guaranty, enforce the rights of the Trustee and the Holders thereunder as directed by the Holders of a majority in principal amount of the Securities then outstanding.


                                  ARTICLE VIII

                           SUBORDINATION OF SECURITIES

SECTION 8.1    AGREEMENT TO SUBORDINATE.

          The Company agrees for itself and for its successors, and each Holder by accepting a Security agrees, that the payment of principal of, and premium, interest, Liquidated Damages, if any, on, and any other amounts payable by the Company with respect to, the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article VIII, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article VIII shall constitute a continuing offer to all Persons or entities who become holders of, or continue to hold, Senior Indebtedness. Notwithstanding anything to the contrary in this Indenture or the Securities, the provisions of this Article VIII are made for the benefit of the holders of Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this Article VIII shall be effective against any holder of Senior Indebtedness unless expressly consented to in writing by such holder. The provisions of this Article VIII apply notwithstanding anything to the contrary contained in the Securities or this Indenture. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in cash or in manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the Securities or this Indenture.

SECTION 8.2    LIQUIDATION, DISSOLUTION, BANKRUPTCY.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy (whether voluntary or involuntary), reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

               (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full and in cash of all principal, interest, fees, expenses and other Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities (except that Holders of Securities may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and payments made from the trust described in Section 9.2 hereof); and

               (b) until all principal, interest, fees, expenses and other Obligations with respect to Senior Indebtedness of the Company are paid in full, any distribution to which the Holders of Securities would be entitled but for this Section 8.2 shall be made to the holders of such Senior Indebtedness (except that Holders of Securities may receive Capital Stock or any debt securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and payments made from the trust described in Section 9.2 hereof).

SECTION 8.3    DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

          The Company may not make, and no Holder shall ask for, demand, sue for or otherwise exercise remedies with respect to any payment upon or in respect of the Securities, and may not offer to repurchase Securities (other than in the form of Capital Stock or any debt securities that are subordinated to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and payments made from the trust described in Section 9.2 hereof) and the Trustee and the Holders shall not compel payment or exercise any other remedies with respect to any payment under the Completion Guaranty if:

          (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Senior

     Indebtedness occurs and has not been cured or waived in writing (a "PAYMENT DEFAULT"); or

          (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity (a "NON-PAYMENT DEFAULT") and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Designated Senior Indebtedness.

          The Company may and shall resume payments on the Securities and the Trustee and the Holders may compel payment with respect to any payment under the Completion Guaranty:

               (a) in the case of default referred to in Section 8.3(i) hereof, upon the date on which such default is cured or waived by the holders of Designated Senior Indebtedness in writing, and

               (b) in case of a default referred to in Section 8.3(ii) hereof, the earlier of the date on which such nonpayment default is cured or waived by the holders of Designated Senior Indebtedness in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

          The Trustee, for the benefit of the Holders, may exercise other remedies under the Completion Guaranty:

          (x) in the case of default referred to in Section 8.3(i) hereof, only upon the earlier of the date on which such payment default is cured or waived by the holders of Designated Senior Indebtedness in writing or 179 days after the inception of such default, and

          (y) in the case of a default referred to in Section 8.3(ii), only upon the earlier of the date on which such default is cured or waived by the holders of Designated Senior Indebtedness in writing or 179 days after the date on which the applicable Payment Blockage Notice is received.

          No new period of payment blockage or blockage of remedies under the Completion Guaranty may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default referred to in Section 8.3(ii) hereof that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee by holders of Designated Senior Indebtedness and which is known to the holders of such Designated Senior Indebtedness, shall be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 181 days).

SECTION 8.4    ACCELERATION OF SECURITIES.

          The Company and the Trustee shall promptly notify holders of Senior Indebtedness of the issuance by the Trustee or the receipt of an acceleration notice following an Event of Default, whereupon the Trustee shall promptly notify the holders of Designated Senior Indebtedness of such acceleration notice, provided that failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article VIII.

SECTION 8.5    WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, in violation of this Article VIII, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their Representative under the credit facility, indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article VIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article VIII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 8.6    NOTICE BY THE COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article VIII, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article VIII.

SECTION 8.7    SUBROGATION.

          After all Senior Indebtedness is irrevocably paid in full in cash or Cash Equivalents satisfactory to the holders thereof and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article VIII to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 8.8    RELATIVE RIGHTS.

          This Article VIII defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

               (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

               (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article VIII to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 8.9    SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

          No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 8.10   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article VIII, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VIII.

SECTION 8.11   RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article VIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Trustee Office prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article VIII. Nothing in this Article VIII shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article VIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VIII, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 8.12   AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article VIII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the agents of the lenders under the New Credit Facility are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 8.13   NO WAIVER.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness or any security or guarantee thereof, or therefor, may release, sell, exchange or enforce such security or guarantee or elect any right or remedy, or delay in enforcing, or release any right or remedy or otherwise deal freely with the Company and any security for the Senior Indebtedness all without notice to the Holders and all without affecting the liabilities and obligations of the parties to this Indenture, even if any right or reimbursement or subrogation or other right or remedy of the Holders is extinguished, affected or impaired thereby. No provision of any supplement or amendment to this Indenture or the Securities which adversely affects in any way the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in writing.

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.1    TERMINATION OF COMPANY'S OBLIGATIONS.

          This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when (a) either (i) all the Securities, theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 9.3) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, Liquidated Damages, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable by the Company under this Indenture; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Securities ("LEGAL DEFEASANCE") except for (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Securities when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) this Section 9.1. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to Sections 4.3 through 4.6, Sections 4.10 through 4.12, Sections 4.14 through Section 4.18, Sections 4.20 and 4.21 and Article V ("COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities. In the event Covenant Defeasance occurs, events described under clauses (iii), (iv) (each to the extent relating to a default with respect to any of Sections 4.3 through 4.6, Sections 4.10 through 4.12, Sections 4.14 through 4.18, Sections 4.20 and 4.21 and Article V), (v) and
(vi) of Section 6.1 (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer constitute an Event of Default with respect to the Securities.

          In order to exercise either Legal Defeasance or Covenant
Defeasance,

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

               (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company must have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (h) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.2    APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 9.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of, premium, if any, Liquidated Damages, if any, and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 9.1 or the interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.3    REPAYMENT TO THE COMPANY.

          Subject to Section 9.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess (as determined by the Trustee) U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Securities that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 9.4    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.1; PROVIDED, HOWEVER, that if the Company has made any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE X

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1   WITHOUT CONSENT OF HOLDERS.

          From time to time, the Company and the Trustee, without the consent of the Holders, may amend or supplement this Indenture or the Securities for certain specified purposes, including, without limitation:

          (i)   to cure any ambiguity, defect or inconsistency;

          (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article V of this Indenture;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (v) to make any change that would provide any additional benefit or rights to the Holders;

          (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture in any material respects;

          (vii) to add to the covenants of the Company and its Restricted Subsidiaries for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

PROVIDED, HOWEVER, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.1.

SECTION 10.2   WITH CONSENT OF HOLDERS.

          Subject to Section 6.7, the Company and the Trustee may amend or supplement this Indenture, the Securities and the Completion Guaranty with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to Section 6.7, the Holders of at least a majority in principal amount of the outstanding Securities may waive (including by consents obtained in connection with a tender offer or exchange offer for Securities) any existing default or compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each affected Holder, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not (with respect to any Securities held by a non-consenting Holder):

          (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption price of the Securities (other than provisions relating to Sections 4.5 or 4.14);

          (iii) reduce the rate of or change the time for payment of interest on or Liquidated Damages, if any, with respect to any Security;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration and other than a payment required pursuant to Section 4.5 or 4.14);

          (v) make any Security payable in money other than that stated in the Securities;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Securities (other than payments required pursuant to Section 4.5 or Section 4.14); or

          (vii) make any change in the foregoing amendment and waiver provisions.

          An amendment under this Section 10.2 may not make any change under
Article VIII, Article IX or Article XI or the definitions used therein that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any trustee or representative thereof authorized to give a consent) shall have consented to such change.

          It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.3   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.4   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on such Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

SECTION 10.5   NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture and that such amendment or supplement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1   TRUST INDENTURE ACT CONTROLS.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.2   NOTICES.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person, or mailed by first-class mail

(registered or certified, return receipt requested), telecopier or overnight courier guaranteeing next day delivery, to the other party's address:

          if to the Company:

               Hard Rock Hotel, Inc.
               4455 Paradise Road
               Las Vegas, Nevada  89109
               Attention: Chief Financial Officer
               Facsimile: (702) 693-5050
               Telephone: (702) 693-5000

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue, Suite 3400
               Los Angeles, California  90071-3144
               Attention: Michael A. Woronoff
               Facsimile: (213) 687-5600
               Telephone: (213) 687-5253

          if to the Trustee:

               U.S. Bank Trust National Association
               180 East 5th Street
               St. Paul, Minnesota 55101
               Attention: Corporate Trust Department
               Facsimile: (612) 244-0711
               Telephone: (612) 244-0721

          The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to the Trustee or to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect the sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.6   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.7   GOVERNING LAW.

          The laws of the State of New York shall govern this Indenture and the Securities without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.8   NO RECOURSE AGAINST OTHERS.

          No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the

Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.9   SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


SECTION 11.11  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13  LEGAL HOLIDAYS.

          If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.14  SUBMISSION TO JURISDICTION.

          To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


HARD ROCK HOTEL, INC.


By: /s/ Peter Morton
    ------------------------------
     Name:  Peter Morton
     Title: CEO


By: /s/ Bruce R. Dall
    ------------------------------
     Name:  Bruce R. Dall
     Title: CFO


FIRST TRUST NATIONAL ASSOCIATION, as Trustee


By: /s/ Richard H. Prokosch
    ------------------------------
     Name:  Richard H. Prokosch
     Title: Assistant Vice President

                                                                     SCHEDULE A

 DESCRIPTION OF THE PLANNED EXPANSION OF THE HARD ROCK HOTEL, LAS VEGAS, NEVADA

1. Construction of a new hotel tower with not less than 290 rooms; provided, that if the planned average size of the rooms or ratio of suites to regular rooms is increased, the new hotel tower shall contain not less than 270 rooms.

2.   Enlargement of the Beach Club to include a new swimming pool.

3.   Addition of at least three new food services establishments.

4.   Expansion of the Retail Store.

5. Construction of a new expandable parking facility that will initially provide at least 400 net additional parking spaces.

6.   Construction of a new meeting facility.

7. Construction of a new health club, or expansion and renovation of the existing health club.

8. Construction of a new multi-functional warehouse, maintenance and back of house facility.

9. Construction of a new nightclub or expansion and renovation of the existing nightclub (i.e. The Joint).

10. Expansion of the casino through an enlargement of the sports book area within the casino and the addition of at least thirty new slot machines and at least five new table games.

                                                                 EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT). THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED

ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.



                              HARD ROCK HOTEL, INC.

                    9 1/4% Senior Subordinated Notes due 2005


                                                       CUSIP ___________________

No. ______________                                     $________________________


          Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY"), promises to pay to Cede & Co. or registered assigns, the principal sum of ____________________________________ Dollars on April 1, 2005.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                                HARD ROCK HOTEL, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

Attest:


By:
   -----------------------------------
   Name:
   Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          First Trust National Association, as Trustee certifies that this is one of the 9 1/4% Senior Subordinated Notes due 2005 referred to in the within-mentioned Indenture.

First Trust National Association, as Trustee


By:                                      Dated:
   --------------------------------            ------------------------------
   Authorized Signatory

                              [REVERSE OF SECURITY]

                              HARD ROCK HOTEL, INC.

                    9 1/4% Senior Subordinated Notes due 2005

1.   INTEREST.

          Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY"), promises to pay interest at the rate of 9 1/4% PER ANNUM on the principal amount of this Security semi-annually in arrears on each Interest Payment Date referred to on the face hereof commencing on October 1, 1998, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including March 23, 1998, through but excluding the date on which the principal hereof is paid or made available for payment. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company will pay interest on the Securities (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 next preceding the Interest Payment Date. The Securities will be payable as to principal, premium, if any, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the city and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that all payments with respect to Securities the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof until the date the Exchange Offer is consummated.
Thereafter, such payments, except to DTC, will be made by check. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT.

          Initially, First Trust National Association (the "Trustee") will act as Paying Agent. The Company may change any Paying Agent, without notice to the Holders of Securities.

4.   INDENTURE.

          This Security is one of a duly authorized issue of Securities of the Company, designated as its 9 1/4% Senior Subordinated Notes due 2005 (the "Securities"), limited in aggregate principal amount to $120,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture, dated as of March 23, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Securities Act for a statement of them. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture.

5.   OPTIONAL REDEMPTION.

     a. The Securities will not be redeemable at the Company's option prior to April 1, 2002. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:


             YEAR                            PERCENTAGE
             ----                            ----------
             2002 . . . . . . . . . . . . .   104.625%
             2003 . . . . . . . . . . . . .   102.313%
             2004 and thereafter. . . . . .   100.000%


     b. Notwithstanding the foregoing, at any time on or prior to April 1, 2001, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of Securities originally issued at a redemption price equal to 109 1/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Securities originally issued remain outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

6.   REGULATORY REDEMPTION.

          If any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or
(ii) to call for the redemption of the Securities of such Holder or beneficial owner at the lesser of the principal amount thereof, the fair market value of such Securities on the date of redemption or the price at which such Holder or beneficial owner acquired the Securities, together with, in either case, accrued and unpaid interest to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Security to be redeemed. The Holder of Securities or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. The Company is not required to pay or reimburse any Holder of the Securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner.

7.   PURCHASE UPON OCCURRENCE OF A CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of each Holder's Securities pursuant to the Company's "Change of Control Offer" as described in the Indenture, at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

8.   ASSET SALES.

          In the event of certain Asset Sales, the Company may be required to make an offer to purchase all or a portion of the Securities at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.

9.   DENOMINATIONS: TRANSFER; EXCHANGE.

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10.  PERSONS DEEMED OWNERS.

          The Holder of this Security may be treated as the owner of this Security for all purposes.

11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment or redemption.

12.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Securities.

13.  DEFAULTS AND REMEDIES.

          If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

14.  TRUSTEE DEALINGS WITH COMPANY AND ITS AFFILIATES.

          The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS.

          No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

16. AUTHENTICATION.

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement among the Company, Bear, Stearns & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation and BancAmerica Robertson Stephens, as initial purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange the Company's
9 1/4% Senior Subordinated Notes due 2005, Series A for the Company's 9 1/4% Senior Subordinated Notes due 2005, Series B (the "Exchange Securities"), the issuance of which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Securities. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture. Each Holder of a Security, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement including without limitation the obligations of the

Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19.  GOVERNING LAW.

          The laws of the State of New York shall govern the Indenture and this Security without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

20.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A/ (= Uniform Gifts to Minors
Act).

                       SCHEDULE OF EXCHANGES OF INTERESTS
                             IN THE GLOBAL SECURITY

     The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:


                                                                       PRINCIPAL AMOUNT OF THIS
                     AMOUNT OF DECREASE        AMOUNT OF INCREASE      GLOBAL SECURITY FOLLOWING   SIGNATURE OF AUTHORIZED
                    IN PRINCIPAL AMOUNT        IN PRINCIPAL AMOUNT           SUCH DECREASE         SIGNATORY OF TRUSTEE OR
DATE OF EXCHANGE   OF THIS GLOBAL SECURITY   OF THIS GLOBAL SECURITY         (OR INCREASE)           SECURITY CUSTODIAN
----------------   -----------------------   -----------------------   -------------------------   -----------------------


                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


-----------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


-----------------------------------------------------------------------------


-----------------------------------------------------------------------------


-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:           Your Signature:
     ---------                 ------------------------------------------------
                                (Sign exactly as your name appears on the face
                                                of this Security)


                Signature Guarantee:
                                    -------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.5 or 4.14 of the Indenture, check the box below:

       / /     Section 4.5                  / /        Section 4.14

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.5 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$
 -----------------

Date:__________          Your signature:
                                        ---------------------------------------
                         (sign exactly as your name appears on the face of this
                                                Security)

                         Tax Identification No.:
                                                -------------------------------

                         Signature Guarantee:
                                             ----------------------------------

                                                                       EXHIBIT B

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT). THE HOLDER OF THE SECURITY EVIDENCED

HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR
(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                              HARD ROCK HOTEL, INC.

                    9 1/4% Senior Subordinated Notes due 2005

                                                            CINS
                                                                ---------------


                                                             $
                                                              -----------------

No.
   -----------

       Hard Rock Hotel, Inc., a Nevada corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of ____________ Dollars on April 1, 2005.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                      HARD ROCK HOTEL, INC.


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


Attest:

By:
   -----------------------------
   Name:
   Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          First Trust National Association, as Trustee, certifies that this is one of the 9 1/4% Senior Subordinated Notes due 2005 referred to in the within-mentioned Indenture.

First Trust National Association,
as Trustee

By:                                     Dated:
   -----------------------------              -----------------------------
     Authorized Signatory

                              [REVERSE OF SECURITY]

                              HARD ROCK HOTEL, INC.

                    9 1/4% Senior Subordinated Notes due 2005


1.   INTEREST.

          Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY"), promises to pay interest at the rate of 9 1/4% PER ANNUM on the principal amount of this Security semi-annually in arrears on each Interest Payment Date referred to on the face hereof commencing on October 1, 1998, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including March 23, 1998, through but excluding the date on which the principal hereof is paid or made available for payment. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company will pay interest on the Securities (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Securities at the close of business on March 15 or September 15 next preceding the Interest Payment Date. The Securities will be payable as to principal, premium, if any, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the city and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that all payments with respect to Securities the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof until the date the Exchange Offer is consummated. Thereafter, such payments, except to DTC, will be made by check. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT.

          Initially, First Trust National Association (the "Trustee") will act as Paying Agent. The Company may change any Paying Agent, without notice to the Holders of Securities.

4.   INDENTURE.

          This Security is one of a duly authorized issue of Securities of the Company, designated as its 9 1/4% Senior Subordinated Notes due 2005 (the "Securities"), limited in aggregate principal amount to $120,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture, dated as of March 23, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Securities Act for a statement of them. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture.

5.   OPTIONAL REDEMPTION.

     a. The Securities will not be redeemable at the Company's option prior to April 1, 2002. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

            YEAR                                       PERCENTAGE
            ----                                       ----------
            2002 . . . . . . . . . . . . . . . . .     104.625%
            2003 . . . . . . . . . . . . . . . . .     102.313%
            2004 and thereafter. . . . . . . . . .     100.000%

     b. Notwithstanding the foregoing, at any time on or prior to April 1, 2001, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of Securities originally issued at a redemption price equal to 109 1/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Securities originally issued remain outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

6.   REGULATORY REDEMPTION.

          If any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to call for the redemption of the Securities of such Holder or beneficial owner at the lesser of the principal amount thereof, the fair market value of such Securities on the date of redemption or the price at which such Holder or beneficial owner acquired the Securities together with, in either case, accrued and unpaid interest and Holder or beneficial owner acquired the Securities, together with, in either case, accrued and unpaid interest to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Security to be redeemed. The Holder of Securities or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. The Company is not required to pay or reimburse any Holder of the Securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner.

7.   PURCHASE UPON OCCURRENCE OF A CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of each Holder's Securities pursuant to the Company's "Change of Control Offer" as described in the Indenture, at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

8.   ASSET SALES.

          In the event of certain Asset Sales, the Company may be required to make an offer to purchase all or a portion of the Securities at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.

9.   DENOMINATIONS: TRANSFER; EXCHANGE.

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10.  PERSONS DEEMED OWNERS.

          The Holder of this Security may be treated as the owner of this Security for all purposes.

11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment or redemption.

12.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Securities.

13.  DEFAULTS AND REMEDIES.

          If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

14.  TRUSTEE DEALINGS WITH COMPANY AND ITS AFFILIATES.

          The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS.

          No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

16.  AUTHENTICATION.

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17.  CINS NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CINS numbers to be printed on the Securities and has directed the Trustee to use CINS numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement among the Company, Bear, Stearns & Co., Inc., BancAmerica Robertson Stephens and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchasers, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange the Company's 9 1/4% Senior Subordinated Notes due 2005, Series A for the Company's 9 1/4% Senior Subordinated Securities due 2005, Series B (the "Exchange Securities"), the issuance of which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Securities. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture. Each Holder of a Security, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement including without limitation the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19.  GOVERNING LAW.

          The laws of the State of New York shall govern the Indenture and this Security without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A/ (= Uniform Gifts to Minors Act).

                       SCHEDULE OF EXCHANGES OF INTERESTS
                             IN THE GLOBAL SECURITY

     The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:


                                                                         Principal Amount of this
                      Amount of decrease        Amount of increase           Global Security       Signature of authorized
                      in Principal Amount       in Principal Amount      following such decrease   signatory of Trustee or
   Date of Exchange   of this Global Security   of this Global Security       (or increase)        Security Custodian
   ----------------   -----------------------   -----------------------  -----------------------   -------------------------


                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


-----------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                            Your Signature:
     ---------------------------                -----------------------------
                                                 (Sign exactly as your name
                                                   appears on the face of
                                                       this Security)


                              Signature Guarantee:
                                                   -----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.5 or 4.14 of the Indenture, check the box below:

       / /     Section 4.5                  / /        Section 4.14

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.5 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------

Date:                            Your Signature:
     ---------------------------                -----------------------------
                                                 (Sign exactly as your name
                                                   appears on the face of
                                                       this Security)



                              Tax Identification No.:
                                                     --------------------------

                              Signature Guarantee:
                                                   ----------------------------

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

Hard Rock Hotel, Inc.
4455 Paradise Road
Las Vegas, Nevada  89109


First Trust National Association
180 East 5th Street, Suite 200
St. Paul, Minnesota  55101
Attention: Corporate Trust Division

     Re: 9 1/4% SENIOR SUBORDINATED NOTES DUE 2005 OF HARD ROCK HOTEL, INC.

          Reference is hereby made to the Indenture, dated as of March 23, 1998 (the "INDENTURE"), between Hard Rock Hotel, Inc., as issuer (the "COMPANY"), and First Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________________ (the "TRANSFEROR") owns and proposes to transfer the Security or Securities or interest in such Security or Securities specified in Annex A hereto, in the principal amount of $_________ in such Security or Securities or interests (the "TRANSFER"), to _________________ (the "TRANSFEREE") as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

          2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL SECURITY, THE REGULATION S GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and

(x) at the time the buy order was originated, the transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security, the Temporary Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

          3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

               (b) / / such Transfer is being effected to the Company or a subsidiary thereof; or

               (c) / / such Transfer is being effect pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

          4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

               (a) / / CHECK IF TRANSFER IF PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

               (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effect pursuant to and in accordance with Rule 903 or rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indentures, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

               (c)    CHECK IF TRANSFER IF PURSUANT TO OTHER EXEMPTION.  (i)
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144m, Rule 903 or Rule 904 and in compliance with the transfer restrictions in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

                   -----------------------------
                    [Insert Name of Transferor]


            By:
                ------------------------------
                Name:
                Title:

Dated:                     ,
      --------------------- -------

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ON OF (a) OR (b)]

     (a) / / a beneficial interest in the:

          (i)   / / 144A Global Security (CUSIP _____), or

          (ii)  / / Regulation S Global Security (CUSIP _____), or

          (iii) / / Restricted Global Security (CUSIP _____); or

     (b) / / a Restricted Definitive Security.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a) / / a beneficial interest in the:

          (i)   / / 144A Global Security (CUSIP _____), or

          (ii)  / / Regulation S Global Security (CUSIP _____), or

          (iii) / / Restricted Global Security (CUSIP _____); or

          (iv)  / / (CUSIP _____), or Unrestricted Global Security (CUSIP ____);
                    or

     (b) / / a Restricted Definitive Security; or

     (c) / / an Unrestricted Definitive Security.

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT D

                   FORM OF CERTIFICATE OF TRANSFER OR EXCHANGE

Hard Rock Hotel, Inc.
4455 Paradise Road
Las Vegas, Nevada  89109


First Trust National Association
180 East 5th Street, Suite 200
St. Paul, Minnesota  55101
Attention: Corporate Trust Division

     Re:  9 1/4% SENIOR SUBORDINATED NOTES DUE 2005 OF HARD ROCK HOTEL, INC.

     Reference is hereby made to the Indenture, dated as of March 23, 1998 (the "INDENTURE"), between Hard Rock Hotel, Inc., as issuer (the "COMPANY"), and First Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _________________ (the "OWNER") owns and proposed to exchange the Security or Securities specified herein, in the principal amount of $______________ in such Security or Securities or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with he Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with he United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restriction on transfer contained in the Indenture and the Private Placement Legend are not the restrictions on transfer contained in the Indenture and the private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and
(iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for n Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITY OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITY

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture,the restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

          (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST ON A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the

Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] / / 144A Global Security, / / Regulation S Global Security, / / Restricted Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

               ---------------------------------
                         [Insert Name of Owner]


            By:
               -------------------------------
               Name:
               Title:


Dated:                    ,
      -------------------- ------

                                                                       EXHIBIT E

                          Form of Subsidiary Guarantee

          THIS GUARANTEE (as the same may be amended, modified or supplemented from time to time, this "Guarantee"), dated as of ________, is made by ________________ (hereinafter referred to as the "Guarantor") in favor of [
              ], a national banking association, as trustee under the Indenture hereinafter described (the "Trustee"), for the ratable benefit of the holders from time to time (the "Holders") of the Securities (as hereinafter defined).

          All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Indenture (as hereinafter defined) unless the context otherwise requires.

                                    Recitals

          A. Hard Rock Hotel, Inc. (the "Company") is a party to that certain indenture dated as of March 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Company and the Trustee, pursuant to which the Company issued $120.0 million principal amount of their 9 1/4% Senior Subordinated Notes due 2005 (including all Initial Securities and Exchange Securities issued from time to time pursuant to the Indenture, collectively, the "Securities"); and

          B. The Guarantor is a direct or indirect Restricted Subsidiary of the Company, and will derive both direct and indirect economic benefit from the proceeds of the Securities and other financial accommodations made to the Company under the Indenture.

          C. The Indenture requires that the Guarantor, prior to incurring any Indebtedness (other than Acquired Indebtedness), execute and deliver this Guarantee to guarantee the payment and performance by the Company of all of its obligations under the Indenture and the Securities, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Company or such Guarantor but for the effect of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (collectively, the "Guaranteed Obligations").

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Indenture or otherwise) heretofore, now or hereafter made to or for the benefit of the Company pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor and the Trustee agree as follows:

          1. THE GUARANTEE. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations; provided, however, the obligations of the Guarantor hereunder shall be limited to the maximum amount which may be paid hereunder without resulting in any payment hereunder being deemed to constitute a fraudulent conveyance. This Guarantee is a guarantee of payment and not of collection. All payments made by the Guarantor under this Guarantee shall be paid at the place and in the manner specified in the Indenture and the Securities.

          2.  AMENDMENTS, ETC. WITH RESPECT TO THE GUARANTEED OBLIGATIONS;
WAIVER OF RIGHTS.   The Guarantor shall remain obligated hereunder
notwithstanding that without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor any demand for payment of any of the Guaranteed Obligations made by the Trustee or the Holders may be rescinded by them and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or the Holders, and the Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee or the Holders may deem advisable from time to time or as provided in the Indenture, and any guarantee or right of offset at any time held by the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

          3. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or the Holders upon this Guarantee, the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Issuers and the Guarantor, on the one hand, and the Trustee and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.
The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture or any of the Securities, any of the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Holders,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Trustee or the Holders, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitute, or might be construed to constitute, an equitable or legal discharge of the Company for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Trustee and/or the Holders may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Company or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or the Holders to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available on a matter of law, of the Trustee and/or the Holders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Trustee, and its successors, indorsees, transferees and assigns, and the Holders from time to time of the Securities until all the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Indenture the Company may be free from any Guaranteed Obligations.

          4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Guarantor's obligations hereunder shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full or released pursuant to Section 4.21 of the Indenture. If at any time any payment of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          5. WAIVER BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

          6. SUBROGATION. Notwithstanding any payments made by the Guarantor under this Guarantee, the Guarantor shall not be entitled to be subrogated to any of the rights of any other Guarantor, the Trustee or any Holder against the Company until all amounts of principal of and interest and premium on the Securities and all other amounts payable by the Company under the Indenture and the Securities and by the Guarantor under its Guarantee have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine.

          7. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture and the Securities shall nonetheless be payable by the Guarantor forthwith on demand by the Trustee.

          8.  SUBORDINATION.

          a. DEFINITIONS. As used in this Section 8, the terms set forth below shall have the following meanings:

          "Designated Guarantor Senior Indebtedness" shall mean (i) the guarantee, if any, by the Guarantor of Indebtedness under the New Credit Facility and (ii) other Guarantor Senior Indebtedness permitted to be incurred by the Guarantor under the terms of the Indenture the principal amount of which is $25 million or more and that has been designated by the Board of Directors as "Designated Guarantor Senior Indebtedness."

          "Guarantor Senior Indebtedness" shall mean (i) the guarantee, if any, by the Guarantor of Indebtedness under the New Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Guarantor Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (a) any liability for federal, state, local or other taxes owed or owing by the Guarantor, (b) any Indebtedness of the Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

          b. AGREEMENT TO SUBORDINATE. The Guarantor agrees, and each Holder by accepting a Security agrees, that the payment of the Guaranteed Obligations is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Guarantor Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness.

          c. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the Guarantor's assets and liabilities:

            (i) holders of Guarantor Senior Indebtedness of the Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Indebtedness) before the Holders shall be entitled to receive any payment with respect to the Guarantee (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantees to Guarantor Senior Indebtedness and any securities issued in exchange for Guarantor Senior Indebtedness); and

           (ii) until all Obligations with respect to Guarantor Senior Indebtedness of the Guarantor are paid in full, any distributions to which the Holders of Securities would be entitled but for this Section 8 shall be made to the holders of such Guarantor Senior Indebtedness (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantee to Guarantor Senior Indebtedness and any securities issued in exchange for Guarantor Senior Indebtedness).

          d. DEFAULT ON DESIGNATED GUARANTOR SENIOR INDEBTEDNESS. The Guarantor may not make any payment upon or in respect of the Guarantee (except that Holders may receive securities that are subordinated to the same extent as the Securities to Guarantor Senior Indebtedness and any securities issued in exchange for Guarantor Senior Indebtedness) if:

            (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Guarantor Senior Indebtedness occurs and has not been cured or waived in writing; or

           (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Indebtedness that permits holders of the Designated Guarantor Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Guarantor or the holders of any Designated Guarantor Senior Indebtedness.

          Payments on the Guarantee may and shall be resumed:

          (y) in the case of default referred to in Section 8(d)(i), upon the date on which such default is cured or waived by the holders of Designated Guarantor Senior Indebtedness, and

          (z) in case of a default referred to in Section 8(d)(ii), the earlier of the date on which such nonpayment default is cured or waived by the holders of Designated Guarantor Senior Indebtedness or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Indebtedness has been accelerated.

          No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default referred to in Section 8(d)(ii) hereof that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 180 days).

          e. ACCELERATION OF GUARANTEE. The Guarantor shall promptly notify holders of Guarantor Senior Indebtedness of the receipt by the Company of an acceleration notice following an Event of Default under the Indenture.

          f. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Guarantee at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 8(d) hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Guarantor Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Guarantee against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantor or any other Person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Section 8, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          g. NOTICE BY THE GUARANTOR. The Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Guarantor that would cause a payment of any obligations with respect to the Guarantee to violate this Section 8, but failure to give such notice shall not affect the subordination of the Guarantee to the Guarantor Senior Indebtedness as provided in this Section 8.

          h. SUBROGATION. After all Guarantor Senior Indebtedness is irrevocably paid in full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Guaranteed Obligations are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Guarantee) to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Indebtedness. A distribution made under this Section 8 to holders of Guarantor Senior Indebtedness that otherwise would have been made to Holders is not, as between the Guarantor and Holders, a payment by the Guarantor on the Guarantee.

          i. RELATIVE RIGHTS. This Section 8 defines the relative rights of Holders and holders of Guarantor Senior Indebtedness. Nothing in this Guarantee shall:

            (i) impair, as between the Guarantor and Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Obligations in accordance with the terms of this Guarantee;

           (ii) affect the relative rights of Holders and creditors of the Guarantor other than their rights in relation to holders of Guarantor Senior Indebtedness; or

          (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

          j. SUBORDINATION MAY NOT BE IMPAIRED BY THE GUARANTOR. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Guarantee shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantor or any Holder to comply with this Guarantee.

          k. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Guarantor referred to in this Section 8, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose or ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          l. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding the provisions of this Section 8 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Guarantee, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Guarantee to violate this Section 8. Only the Guarantor or a Representative may give the notice. Nothing in this Section 8 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 of the Indenture.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Section 8, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 8, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Guarantee pending judicial determination as to the rights of such Person to receive such payment.

          The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          m. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 8, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 of the Indenture at least 30 days before the expiration of the time to file such claim, the holders of Guarantor Senior Indebtedness (or a Representative of any such holder) are hereby authorized to file an appropriate claim for and on behalf of the Holders.

          n. AMENDMENTS. The provisions of this Section 8 shall not be amended or modified without the written consent of the holders of all Guarantor Senior Indebtedness.

          9.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

          a. The Guarantor may not, in a single transaction or series of transactions, consolidate with or merge with or into (whether or not the Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with the Guarantor, unless (i) subject to the provisions of Section 9(b), the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to a supplemental Guarantee in form and substance reasonably satisfactory to the Trustee, under the Guarantee;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) except in the case of a merger of the Guarantor with or into a Wholly Owned Subsidiary of the Guarantor, the Guarantor or the entity or Person formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.4 of the Indenture or after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Guarantor or such Person, as the case may be, shall be at least 1.75 to 1 and greater than the consolidated Fixed Charge Coverage Ratio of the Guarantor prior to giving pro forma effect to such transaction.

          b. In the event of a sale or other disposition of all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under this Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with
Section 4.5 of the Indenture. In addition, in the event the Board of Directors of the Company designates the Guarantor to be an Unrestricted Subsidiary, then the Guarantor shall be released and relieved of any obligations under this Guarantee; provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

          10.  MISCELLANEOUS.

          a. BENEFITS OF GUARANTEE; SUCCESSORS AND ASSIGNS. Nothing in this Guarantee, expressed or implied, shall give to any person, other than Trustee, the Holders and their respective successors, transferees and assigns hereunder, any benefit or any legal or equitable rights, remedy or claim under this Guarantee. This Guarantee shall be binding upon the Guarantor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Holders and their respective successors, transferees and assigns. The Guarantor shall not, without the prior written consent of Trustee, assign any rights, duties or obligations under this Guarantee.

          b. NOTICES. All notices, demands and other communications hereunder shall be given and shall be effective in accordance with the Indenture, except that notices to the Guarantor shall be given to its address set forth on the signature page hereof, or to such other address as the Guarantor may specify in writing from time to time to the Trustee.

          c. AMENDMENTS. Neither this Guarantee nor any provision hereof may be amended, modified, waived, discharged or terminated other than pursuant to the provisions of the Indenture.

          d. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of, or by reason of, this Guarantee. Each Holder by accepting a Security has waived and released all such liability. The waiver and release are past of the consideration for issuance of this Guarantee.

          e. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE.

          f. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Guarantee may not be used to interpret any other guarantee, indenture, loan or debt agreement of the Company, the Guarantor or their respective Subsidiaries or of any other Person. Any such guarantee, indenture, loan or debt agreement may not be used to interpret this Guarantee.

          g. SUCCESSORS. All agreements of the Guarantor in this Guarantee shall bind its successors. All agreements of the Trustee in this Guarantee shall bind its successors.

          h. SEVERABILITY. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          i. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

          j. HEADINGS, ETC. The headings of the sections of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

                            (Signature Pages Follow)

          IN WITNESS WHEREOF, the undersigned Guarantor has caused this instrument to be duly executed and delivered to the Trustee as of the date first above written.


                                          [GUARANTOR]
                                          [Address]

                                          By:
                                             --------------------------------
                                             Name:
                                             Title: